UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): November 7, 2005

ECC CAPITAL CORPORATION

(Exact Name of Registrant as Specified in Charter)

Maryland	001-32430	84-1642470
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1833 Alton Parkway, Irvine, California	92606
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (949) 856-8300

Former name or former address, if changed since last report: N/A

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On November 7, 2005, Encore Credit Corp., a direct wholly owned subsidiary of the registrant, Bravo Credit Corporation, an indirect wholly owned subsidiary of the registrant, and the registrant entered into Amendment No. 5 to the Master Repurchase Agreement with Credit Suisse First Boston Mortgage Capital LLC (“CSFB Amendment No. 5”). The purpose of CSFB Amendment No. 5 was to extend the Increased Aggregate Purchase Price of $950 million from September 30, 2005 through but not including November 30, 2005, the Temporary Increase Period. CSFB Amendment No. 5 is filed as Exhibit 10.1.

Item 2.02. Results of Operations and Financial Condition.

On November 10, 2005, the registrant issued a press release announcing information regarding its financial results for the third quarter ended September 30, 2005. A copy of the press release is furnished as Exhibit 99.1 to this Form 8-K.

This information and the information contained in the press release shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section. The information in this Form 8-K is not incorporated by reference into any filings of the registrant made under the Securities Act of 1933, as amended, whether made before or after the date of this Form 8-K, regardless of any general incorporation language in the filing unless specifically stated so therein.

Item 9.01. Financial Statements and Exhibits.

(c) Exhibits.

Exhibit No.	Description of Exhibit
10.1	Amendment No. 5 to Master Repurchase Agreement, dated as of November 7, 2005, by and between Credit Suisse First Boston Mortgage Capital LLC, Encore Credit Corp., ECC Capital Corporation and Bravo Credit Corporation.

99.1	Press Release dated November 10, 2005.

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ECC CAPITAL CORPORATION

November 10, 2005	By:	/s/ Shahid S. Asghar
Shahid S. Asghar
President and Co-Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description of Exhibit
10.1	Amendment No. 5 to Master Repurchase Agreement, dated as of November 7, 2005, by and between Credit Suisse First Boston Mortgage Capital LLC, Encore Credit Corp., ECC Capital Corporation and Bravo Credit Corporation.

99.1	Press Release dated November 10, 2005.